Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

SeqLL Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
	Equity	Common Stock, $0.00001 par value per share	Rule 457(o)	—	—	$46,000,000		$147.60 per $1,000,000	$6,789.60
	Equity	Pre-Funded Warrants to purchase Common Stock	Other	—	—	Included above		$147.60 per $1,000,000	—
	Equity	Common Stock underlying Pre-Funded Warrants	Rule 457(o)	—	—	Included above		$147.60 per $1,000,000	—
	Equity	Series A Common Warrants to purchase Common Stock	Other	—	—	—	(3)	$147.60 per $1,000,000	—	(3)
	Equity	Common Stock underlying Series A Common Warrants	Rule 457(o)	—	—	$55,200,000		$147.60 per $1,000,000	$8,147.52
	Equity	Series B Warrants to purchase Common Stock	Other	—	—	—	(3)	$147.60 per $1,000,000	—	(3)
	Equity	Common Stock underlying Series B Warrants	Rule 457(o)	—	—	$55,200,000		$147.60 per $1,000,000	$8,147.52
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$156,400,000			$23,084.64
	Total Fees Previously Paid					$0			$19,009.50
	Total Fee Offsets
	Net Fee Due					$156,400,000			$4,075.14

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	No fee required pursuant to Rule 457(g) under the Securities Act.